UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 4, 2007
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of Principal Executive Offices)	85012 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective September 4, 2007, the Board of Directors (the “Board”) of CSK Auto Corporation (the “Company”) adopted the Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated By-Laws of the Company, as adopted by the Board as of April 27, 1999, and as subsequently amended (the “Bylaws”). The Fourth Amendment amends Article II to provide that with respect to the Company’s combined 2006/2007 Annual Meeting of Stockholders (the “Combined Meeting”) only, stockholder proposals or nominations submitted pursuant to the Bylaws must be received no later than the close of business on the 50th day prior to such meeting.
Prior to the Fourth Amendment, stockholder proposals or nominations submitted pursuant to the Bylaws with respect to the Combined Meeting would have been required to be received by the Company no later than the close of business on the 120th day prior to the Combined Meeting. In light of the Company’s inability to hold a stockholders’ meeting earlier in 2007 or in 2006 as a result of its delay in filing its periodic reports with the Securities and Exchange Commission for fiscal 2006 and portions of fiscal 2005, and its desire to hold the Combined Meeting as soon as is reasonably feasible, the Board determined to amend the Bylaws as applicable only to the Combined Meeting to shorten this period to 50 days prior to the meeting date.
The description of the amendment to the Bylaws set forth in this Item 5.03 is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, filed as Exhibit 3.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

3.1	Fourth Amendment, effective September 4, 2007, to Amended and Restated By-Laws of CSK Auto Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation
By:	/s/ Randi Val Morrison
Name:	Randi Val Morrison
Title:	Senior Vice President, General Counsel and Secretary

DATED: September 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amendment, effective September 4, 2007, to Amended and Restated By-Laws of CSK Auto Corporation.